UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2007

TANGER FACTORY OUTLET CENTERS, INC.

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Tanger Factory Outlet Centers, Inc. (the “Company”) is providing the following information to demonstrate that it is in compliance with published policies of Institutional Shareholder Services (“ISS”) concerning disclosure of whether non-audit fees are considered excessive. ISS requested that the Company publish this information in a Form 8-K filing. The following is the information the Company is providing to ISS:

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees billed to the Company by PricewaterhouseCoopers LLP for services rendered for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit fees	$389,529	$475,480
Audit-related fees	32,169	20,119
Tax fees - tax compliance and preparation fees	303,086	315,965
Subtotal	724,784	811,564

Tax fees - other (1)	187,353	42,672
All other fees	---	---
Subtotal	187,353	42,672
Total	$912,137	$854,236

(1) Represents services for tax planning, tax advice and consulting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2007

TANGER FACTORY OUTLET CENTERS, INC.

By: /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer